UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 1, 2022

VAPOTHERM, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-38740	46-2259298
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 Domain Drive Exeter, NH	03833
(Address of principal executive offices)	(Zip Code)

(603) 658-0011

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.001 per share	VAPO	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In order to better align CEO compensation with the interests of stockholders, the Compensation Committee of the Board of Directors of Vapotherm, Inc. (the “Company”) has elected to award 100% of the CEO’s 2022 annual equity grant in the form of three-year performance stock units (“PSUs”). Accordingly, on January 1, 2022, 159,343 PSUs were granted to Joseph Army, the Company’s President and Chief Executive Officer, pursuant to the Vapotherm, Inc. Amended and Restated 2018 Equity Incentive Plan (the “Equity Plan”), subject to adjustment as provided in the Equity Plan and PSU award agreement. As noted above, this PSU award represents 100% of Mr. Army’s long-term incentive opportunity for 2022 and is in lieu of any annual grant of time-based stock options or restricted stock units for 2022.

The form of award agreement for the PSU award provides, among other things, that (i) each PSU that vests represents the right to receive one share of the Company’s common stock, subject to adjustment as provided in the Equity Plan; (ii) the PSUs will vest based on, and subject to, achievement by the Company of certain revenue targets for the year ending December 31, 2024 (subject to adjustment as provided in the PSU award agreement and Equity Plan); (iii) threshold, target, stretch and maximum payout opportunities established for the PSU award will be used to calculate the number of shares that will be issuable when the award vests, which may range from 0% to 200% of the target amount; and (iv) the PSU award may vest immediately following a termination of service by reason of death or disability (as described in greater detail in the form of PSU award agreement). The revenue required for vesting of the PSU award at target (i.e. 159,343 shares vest) is net revenue of $147 million in calendar 2024.

The foregoing description of the form of PSU award agreement does not purport to be complete and is qualified in its entirety by reference to form of PSU award agreement itself, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

10.1	Form of Performance Stock Unit Agreement for Executive Officers pursuant to the Vapotherm, Inc. Amended and Restated 2018 Equity Incentive Plan (filed herewith)

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VAPOTHERM, INC.

	By:	/s/ James A. Lightman
James A. Lightman
Senior Vice President, General Counsel and Secretary
Date: January 4, 2022